UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

BENTHOS, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Commission file number: 0-29024

Massachusetts	04-2381876
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

49 Edgerton Drive North Falmouth, MA	02556
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 508-563-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 5, 2005, the Compensation Committee of the Board of Directors of the Company approved the Benthos, Inc. 2006 Incentive Compensation Plan for the following employees of the Company: Ronald L. Marsiglio, Francis E. Dunne, Jr., Francois Leroy, James R. Kearbey, Richard B. Martin, and Robert J. Mulvaney. The 2006 Incentive Compensation Plan provides for payment of incentive compensation for all of the six included employees equal to a variable percentage of the employee’s base salary for fiscal year 2006, which percentage is determined by the amount of pre-tax profits of the Company for fiscal year 2006. The Incentive Compensation Plan will be for a term commencing on the first day of fiscal year 2006, and ending on either: the last day of fiscal year 2006 or the Effective Time, as such time is defined in a certain Agreement and Plan of Merger by and among Teledyne Technologies Incorporated, Boat Merger Sub Inc. and Benthos, Inc., whichever shall first occur.

The Compensation Committee also approved the base salaries for the named individuals for fiscal year 2006, which base salaries are set forth in the 2006 Incentive Compensation Plan. The foregoing description is qualified in its entirety by reference to the text of the complete document, a copy of which is annexed hereto as Exhibit 99.1.

At the December 5, 2005 meeting of the Compensation Committee, the Compensation Committee ratified and approved the following bonuses to be paid pursuant to the 2005 Incentive Compensation Matrix of the Company:

Employee	Amount of 2005 Incentive Bonus
Ronald L. Marsiglio	$232,523
Francis E. Dunne, Jr.	92,984
Francois Leroy	74,772
James R. Kearbey	60,656
Richard B. Martin	31,126
Robert J. Mulvaney	35,174

The 2005 Incentive Bonuses for Messrs. Marsiglio, Leroy, Kearbey and Martin were computed in accordance with the 2005 Incentive Compensation Matrix. The 2005 Incentive Bonuses for Messrs. Dunne and Mulvaney included the amount computed pursuant to the 2005 Incentive Compensation Matrix, plus an additional bonus, $30,000 for Mr. Dunne and $10,000 for Mr. Mulvaney, for outstanding performance during fiscal year 2005.

Each of the six employees listed on the 2006 Incentive Compensation Plan was eligible with respect to fiscal years 2004 and 2005 to receive additional compensation under a certain nonqualified profit sharing plan for all eligible employees of the Company made equally to each eligible employee of the Company. The profit sharing pool consists of 7.5% of the pre-tax income of the Company before profit sharing. To be eligible, an employee must have at least one year of service. If an employee becomes eligible during the fiscal year, such employee’s profit sharing amount will be proportionately paid based on the number of days of eligibility during the applicable fiscal year. With respect to fiscal year 2004, each of the above employees

2

received $924.50, with the exception of Mr. Leroy who received $440.72, and with respect to fiscal year 2005, each of the above employees received $1,860.83.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

This Current Report on Form 8-K is also filed to furnish the Commission with the information set forth in the press release issued by the Registrant on December 8, 2005, a copy of which is annexed hereto as Exhibit 99.2. This information shall not be deemed to be “filed” with the Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed herewith:

Exhibit 99.1     Benthos, Inc. 2006 Incentive Compensation Plan.

Exhibit 99.2     Press Release, dated December 8, 2005.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTHOS, INC. (Registrant)

Date: December 8, 2005	By:	/S/ FRANCIS E. DUNNE, JR.
Francis E. Dunne, Jr. Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)

4